EXHIBIT 3.5
CERTIFICATE OF CORRECTION
OF
RESTATED AND AMENDED
CERTIFICATE OF INCORPORATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.
     Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), Brocade Communications Systems, Inc., a Delaware corporation (the “Corporation”),
DOES HEREBY CERTIFY:
     FIRST: A Restated and Amended Certificate of Incorporation of Brocade Communications Systems, Inc. (the “Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on May 14, 1999, and said Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law.
     SECOND: The inaccuracy or defect of such Restated Certificate of Incorporation is that Article XII, Section 1 inaccurately expresses the intention to limit the liability of directors of the Corporation.
     THIRD: Article XII, Section 1 of the Restated Certificate of Incorporation is corrected to read as follows:
     “1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”
     IN WITNESS WHEREOF, this Certificate of Correction of the Restated and Amended Certificate of Incorporation has been signed by a duly authorized officer of the Corporation on June 1, 2009.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Tyler Wall

Name:	Tyler Wall
Title:	Vice President, General Counsel and Corporate Secretary

CERTIFICATE OF CORRECTION
OF
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.
     Pursuant to Section 103(f) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), Brocade Communications Systems, Inc., a Delaware corporation (the “Corporation”),
DOES HEREBY CERTIFY:
     FIRST: An Amended and Restated Certificate of Incorporation of Brocade Communications Systems, Inc. (the “Restated Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 29, 1999, and said Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law.
     SECOND: The inaccuracy or defect of such Restated Certificate of Incorporation is that Article XII, Section 1 inaccurately expresses the intention to limit the liability of directors of the Corporation.
     THIRD: Article XII, Section 1 of the Restated Certificate of Incorporation is corrected to read as follows:
     “1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.”
     IN WITNESS WHEREOF, this Certificate of Correction of Amended and Restated Certificate of Incorporation has been signed by a duly authorized officer of the Corporation on June 1, 2009.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Tyler Wall

Name:	Tyler Wall
Title:	Vice President, General Counsel and Corporate Secretary

CORRECTED
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.
Pursuant to Section 103(f) of the
General Corporation Law of the State of Delaware
     This Corrected Amended and Restated Certificate of Incorporation of Brocade Communications Systems, Inc. (the “Corporation”) is being duly executed and filed on behalf of the Corporation by the undersigned officer of the Corporation pursuant to Section 103(f) of the General Corporation Law of the State of Delaware (6 Del. C. §§ 101 et seq.) (the “General Corporation Law”) to correct the Amended and Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”) first filed with the Office of the Secretary of State of the State of Delaware on November 5, 1999 (the “Effective Date”). An amendment to Article IV of the certificate of incorporation as in effect immediately prior to the Effective Date was duly adopted by the Corporation’s Board of Directors and the stockholders in accordance with Section 242 of the General Corporation Law but the Corporation incorrectly filed the Restated Certificate of Incorporation rather than a certificate of amendment. The correction to be made is to accurately set forth the certificate of amendment that the Corporation intended to be filed.
     The corrected filing reads in its entirety as follows:
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPROATION
OF
BROCADE COMMUNICATIONS SYSTEMS, INC.
     Brocade Communications Systems, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
     FIRST: That the Board of Directors of the Corporation approved a resolution by unanimous written consent to amend Article IV of the Certificate of Incorporation of the Corporation to read in its entirety as follows:
     1. Authorized Capital. The Company is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock which the Company is authorized to issue is 200,000,000, $.001 par value, and the total number of shares of Preferred Stock the Company is authorized to issue is 5,000,000, $.001 par value. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board).

The Board of Directors is further authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares in any such series then outstanding), the number of shares of any series subsequent to the issue of the shares of that series.
     SECOND: A Special Meeting of the Stockholders of the Corporation was duly called and held on November 3, 1999 in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting a majority of the outstanding shares of the Corporation were voted in favor of the proposed amendment.
     THIRD: That said amendment was duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Brocade Communications Systems, Inc. has caused this Corrected Certificate of Amendment to be executed by Tyler Wall, its Vice President, General Counsel and Corporate Secretary, this 1st day of June, 2009.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Tyler Wall

Name:	Tyler Wall
Title:	Vice President, General Counsel and Corporate Secretary